UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amerityre Corporation
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Dear Amerityre Shareholders:

Fiscal year 2017 marked an important milestone in the 22 year history of Amerityre. For the first time, Amerityre achieved full-year profitability (positive net income before preferred dividends). Our turnaround program, launched in 2015, continues to positively impact our financial results. This shift in strategy, combined with the hard work of Amerityre’s employees, made these results possible.  I am very proud of our team and our results over the past two years

Despite the steady improvement in our results, we recognize that there is much work still to be done. Our sales revenue this past year was slightly below fiscal year 2016 levels, due to continuing challenging market conditions overall as well as specific issues in certain target markets. The agriculture market remains under pressure due to persistently low commodity crop prices. Based on my discussions with agricultural industry participants, I expect this to continue over the next year. However, we do see growth opportunities in our large tire (golf cart and baggage cart) and bicycle tire markets. We will continue to pursue relationships with large distributors and OEMs in our target markets, as well as improve our online sales efforts using our recently upgraded website. We believe that our success in improving our market share lies in our ability to educate the marketplace about the superior value our tires provide relative to our competition. We believe we have the best performing flat free tire in all of our market segments.

We continue to carefully manage the cost and productivity factors that drive our business. The recent damage in Texas due to Hurricane Irma has introduced challenges to our supply chain and has affected raw material availability and pricing. Recent news from Washington indicates that the current environment for international trade may also be changing in the near future, which could impact our competitive position in all markets relative to our competition. In any case, the uncertainty caused by these external factors will have an effect on our results. That said, I am also optimistic that we are positioned to navigate these issues and continue our improving performance trend in fiscal year 2018.

Despite the challenges ahead, we will continue to invest in research and development initiatives to improve our tire formulations and develop new products to address the needs of our target markets. Innovation and new products are important factors that differentiate us from our competition and will act as a growth engine for revenue. We have the ability to provide custom formulation and tire design services that our foreign-based competition cannot provide, giving us another important point of differentiation and competitive advantage.

Many of our shareholders have been affiliated with Amerityre for many years, and I appreciate your patience and support during my tenure. Those of you who have visited our facility and attended our annual meetings have seen the improvements we have made to our operations. I invite all of our shareholders to attend our next annual meeting on November 30, 2017 to meet our team and tour the facility.  It is exciting to see these initiatives bear fruit in improved financial performance and our first annual profit in fiscal year 2017. Rest assured that we will continue to work to improve our business performance and the overall success of the company.

Michael Sullivan

Chief Executive Officer and Chairman of the Board of Directors

AMERITYRE CORPORATION
1501 Industrial Road
Boulder City, Nevada 89005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, NOVEMBER 30, 2017

TO THE STOCKHOLDERS OF AMERITYRE CORPORATION:

The Annual Meeting of the Stockholders (the “Annual Meeting”) of Amerityre Corporation (the “Company”) will be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on Thursday, November 30, 2017 at 10:00 am, Pacific Time, to:

1. Elect members of a Board of Directors to serve until the 2018 Annual Meeting of Stockholders;

2. Ratify the selection of Haynie & Company PC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2018;

3.  Approve an amendment to the Articles of Incorporation to increase the number of common shares authorized;

4.  Advisory vote to approve the compensation of the Named Executive Officers;

5.  Advisory vote on the frequency of voting on the compensation of the Named Executive Officers; and,

6. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 3, 2017 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

FOR THE ANNUAL MEETING, INSTEAD OF MAILING A PRINTED COPY OF OUR PROXY MATERIALS (INCLUDING OUR ANNUAL REPORT) TO EACH STOCKHOLDER OF RECORD, WE ARE PROVIDING ACCESS TO THESE MATERIALS VIA THE INTERNET. ACCORDINGLY, ON OCTOBER 17, 2017, WE BEGAN MAILING A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) TO ALL STOCKHOLDERS OF RECORD AS OF OCTOBER 3, 2017, AND POSTED OUR PROXY MATERIALS ON THE WEBSITE AS DESCRIBED IN THE NOTICE. AS EXPLAINED IN GREATER DETAIL IN THE NOTICE, ALL STOCKHOLDERS MAY ACCESS OUR PROXY MATERIALS ON OUR WEBSITE OR MAY REQUEST A PRINTED SET OF OUR PROXY MATERIALS. IN ADDITION, THE NOTICE AND WEBSITE PROVIDE INFORMATION ON HOW TO REQUEST ALL FUTURE PROXY MATERIALS IN PRINTED FORM OR ELECTRONICALLY.

YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO ATTEND IN PERSON AND WISH TO HAVE YOUR SHARES VOTED, PLEASE VOTE AS SOON AS POSSIBLE, WHETHER ONLINE OR BY RETURNING A PROXY CARD SENT TO YOU IN RESPONSE TO YOUR REQUEST FOR PRINTED PROXY MATERIALS.

HOLDERS OF MORE THAN 50 PERCENT OF THE COMPANY’S 43,312,107 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1) ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2 AND PROPOSAL 3, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING.  THE ADVISORY VOTE (PROPOSAL 4) TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS WILL BE APPROVED IF THE VOTES CAST IN FAVOR OF THE PROPOSAL EXCEEDS THE VOTES CAST AGAINST THE PROPOSAL. ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE COUNTED AS EITHER VOTES CAST FOR OR AGAINST THIS PROPOSAL. FOR PROPOSAL 5, THE ADVISORY VOTE ON THE FREQUENCY OF VOTING ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (ONE YEAR, TWO YEARS OR THREE YEARS) THAT RECEIVES THE HIGHEST NUMBER OF VOTES CAST BY THE STOCKHOLDERS WILL BE DEEMED THE FREQUENCY FOR THE ADVISORY SAY-ON-PAY VOTE PREFERRED BY THE STOCKHOLDERS. THE PROXY CARD PROVIDES STOCKHOLDERS WITH THE OPPORTUNITY TO CHOOSE AMONG FOUR OPTIONS (HOLDING THE VOTE EVERY ONE, TWO OR THREE YEARS, OR ABSTAINING) AND, THEREFORE, STOCKHOLDERS WILL NOT BE VOTING TO APPROVE OR DISAPPROVE THE RECOMMENDATION OF THE BOARD. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE RESULTS OF THIS VOTE.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

AMERITYRE CORPORATION
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael F. Sullivan

Michael F. Sullivan, Chief Executive Officer
Boulder City, Nevada
DATED:  October 6, 2017

IMPORTANT

If your shares are held in the name of a brokerage firm, nominee, or other institution, you are considered the beneficial owner of shares held in street name.  As the beneficial owner, you have the right to direct your broker, nominee or other institution how to vote your shares.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Please promptly contact the person responsible for your account and give instructions for your shares to be voted.

The Company’s offices and plant are located 1501 Industrial Road, Boulder City, Nevada, 89005.

AMERITYRE CORPORATION
1501 Industrial Road
Boulder City, Nevada 89005

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Amerityre Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the Annual Meeting of the Stockholders (the “Annual Meeting”) to be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on Thursday, November 30, 2017 at 10:00 am, Pacific Time.  The proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If no instructions are indicated on the proxy, at the Annual Meeting the proxy will be voted affirmatively to:

1. Elect members of a Board of Directors to serve until the 2018 Annual Meeting of Stockholders;

2. Ratify the selection of Haynie & Company PC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2018;

3.  Approve an amendment to the Articles of Incorporation to increase the number of common shares authorized;

4.  Advisory vote to approve the compensation of the Named Executive Officers;

5.  Advisory vote on the frequency of voting on the compensation of the Named Executive Officers; and,

6. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The proxy, even though executed and returned to the Company, may be revoked by the stockholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, or by voting in person at the Annual Meeting.  If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein.

The entire expense of this proxy solicitation, estimated at $15,000, will be borne by the Company.  In addition to this solicitation, in order to ensure that a quorum is represented at the Annual Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

ONLY HOLDERS OF RECORD OF THE COMPANY’S 43,312,107 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT OCTOBER 3, 2017 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH STOCKHOLDER HAS THE RIGHT TO ONE VOTE FOR EACH SHARE OF THE COMPANY’S COMMON STOCK OWNED.  CUMULATIVE VOTING IS NOT PROVIDED FOR.

HOLDERS OF MORE THAN 50 PERCENT OF THE COMPANY’S 43,312,107 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1) ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2 AND PROPOSAL 3, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING. THE ADVISORY VOTE (PROPOSAL 4) TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS WILL BE APPROVED IF THE VOTES CAST IN FAVOR OF THE PROPOSAL EXCEEDS THE VOTES CAST AGAINST THE PROPOSAL. ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE COUNTED AS EITHER VOTES CAST FOR OR AGAINST THIS PROPOSAL. FOR PROPOSAL 5, THE ADVISORY VOTE ON THE FREQUENCY OF VOTING ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (ONE YEAR, TWO YEARS OR THREE YEARS) THAT RECEIVES THE HIGHEST NUMBER OF VOTES CAST BY THE STOCKHOLDERS WILL BE DEEMED THE FREQUENCY FOR THE ADVISORY SAY-ON-PAY VOTE PREFERRED BY THE STOCKHOLDERS. THE PROXY CARD PROVIDES STOCKHOLDERS WITH THE OPPORTUNITY TO CHOOSE AMONG FOUR OPTIONS (HOLDING THE VOTE EVERY ONE, TWO OR THREE YEARS, OR ABSTAINING) AND, THEREFORE, STOCKHOLDERS WILL NOT BE VOTING TO APPROVE OR DISAPPROVE THE RECOMMENDATION OF THE BOARD. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE RESULTS OF THIS VOTE.

FOR THE ANNUAL MEETING, INSTEAD OF MAILING A PRINTED COPY OF OUR PROXY MATERIALS (INCLUDING OUR ANNUAL REPORT) TO EACH STOCKHOLDER OF RECORD, WE ARE PROVIDING ACCESS TO THESE MATERIALS VIA THE INTERNET. ACCORDINGLY, ON OCTOBER 17, 2017, WE BEGAN MAILING A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) TO ALL STOCKHOLDERS OF RECORD AS OF OCTOBER 3, 2017, AND POSTED OUR PROXY MATERIALS ON THE WEBSITE AS DESCRIBED IN THE NOTICE. AS EXPLAINED IN GREATER DETAIL IN THE NOTICE, ALL STOCKHOLDERS MAY ACCESS OUR PROXY MATERIALS ON OUR WEBSITE OR MAY REQUEST A PRINTED SET OF OUR PROXY MATERIALS. IN ADDITION, THE NOTICE AND WEBSITE PROVIDE INFORMATION ON HOW TO REQUEST ALL FUTURE PROXY MATERIALS IN PRINTED FORM OR ELECTRONICALLY.

YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO ATTEND IN PERSON AND WISH TO HAVE YOUR SHARES VOTED, PLEASE VOTE AS SOON AS POSSIBLE, WHETHER ONLINE, BY TELEPHONE OR BY RETURNING A PROXY CARD SENT TO YOU IN RESPONSE TO YOUR REQUEST FOR PRINTED PROXY MATERIALS.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

The following table sets forth the name, age and year first elected of each director of the Company:

Name of Current Director	Age	Director Since
Michael F. Sullivan (1)	52	December 2014
Terry Gilland	70	January 2015
George Stoddard	76	December 2016
David Clark	57	December 2016
David Hollister	51	December 2016

(1) Michael F. Sullivan was appointed Chairman of the Board of Directors on December 3, 2015.

The following persons have been nominated for re-election as directors of the Company:

Michael F. Sullivan	Terry Gilland

George Stoddard	David Hollister

David Clark

Certain biographical information with respect to the nominees for director is set forth below.  Each director, if elected by the stockholders, will serve until our 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.  Vacancies on the Board of Directors during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

Biographical Information on Nominees

Michael F. Sullivan was appointed CEO of Amerityre in April 2015. He joined Amerityre in May 2014 as a consultant and was appointed COO in December 2014. He has over 30 years of experience in Operations management and Engineering management in a variety of manufacturing industries. His career started at Johnson Matthey in 1987, where during his 10 year tenure he completed a 5 year expatriate assignment in Belgium designing, constructing and managing Europe’s largest autocatalyst facility.  Between 1996 and 2007, he served as Director of Manufacturing for General Chemical’s Electronic Materials facility, as Director of Operations for Life Measurement Inc., a medical device manufacturer, as Director of Operations for Pinole Point Steel, a division of Material Sciences Corporation, and as Chief Operating Officer at Professional Finishing, Inc., a privately held coating company.  He served as an engineering consultant with Versa Engineering and Technology, a privately held engineering consultant firm from January 2008 to December 2014.  Mr. Sullivan has extensive quality management experience and is an IRCA certified auditor.

Mr. Sullivan holds a BSE in Chemical Engineering from the University of Pennsylvania and an MBA in Finance and Marketing from the Haas School of Business at UC Berkeley.  He has been a director of Amerityre since December 2014.

We believe that Mr. Sullivan’s qualifications to serve on the Board of Directors include his current leadership of the Company in addition to his engineering and operations management background.

Terry Gilland is a Certified Public Accountant with over 40 years of experience in finance, accounting and auditing.  Mr. Gilland was appointed to the Board of Directors and assumed the Audit Committee Chair position in January 2015.  Mr. Gilland has a Bachelor of Science and Master’s in Accounting from the University of Missouri and is a Nevada CPA.  From 2008 – 2013 and 1972 - 2000 Mr. Gilland was a partner in the McGladrey LLP Las Vegas, NV and the Des Moines, IA office with clients in a variety of industries including construction, manufacturing, retail, legal, and advertisement.  From 2000 – 2008 Mr. Gilland was President of Taylor Construction Group, a large general contractor ($300 million in revenues) with offices in De Moines and Cedar Rapids, IA, Kansas City, Denver and San Diego.  During Mr. Gilland’s time with Taylor Construction, he dealt with Bankers and Surety companies and was responsible for all of the businesses owned by Taylor.  He has been a director since January 2015.

We believe that Mr. Gilland’s qualifications to serve on the Board of Directors include his extensive SEC and GAAP reporting skillset as well as his financing connections in Southern Nevada.

George Stoddard has over 45 years’ experience buying, growing and fine tuning business and investments for maximum profit and efficiency.  From 1968 - 2011 Mr. Stoddard was a business owner, including L.A. Time Distribution and Mobile Pipe Wrappers and Coaters, Inc., the last of which Mr. Stoddard grew from $218,000 in annual sales to over $6,000,000 in annual sales.  Mr. Stoddard retired in 2011.  Mr. Stoddard has an Associate of Arts degree from East Los Angeles College and attended Cal Poly Pomona majoring in Aerospace Engineering and Math.  Mr. Stoddard has been a director of Amerityre since December 2015.

We believe that Mr. Stoddard’s qualifications to serve on the Board of Directors include his general business and sales knowledge.

David Clark has 20 years of experience in start-up organizations spanning multiple industries.  Since 2010, Mr. Clark has been the principal at Clark Consulting Services, which provides various independent executive level services on a project basis.  From 2003 to 2010, Mr. Clark was the founder and Chief Executive Officer of CommPartners, a voice over IP network and service provider.  In 2010, CommPartners filed for voluntary protection under Federal Bankruptcy law. This bankruptcy was the result of litigation filed pertaining to industry rate structures, not financial capabilities.  CommPartners was profitable and cash flow positive at the time of the filing.  The bankruptcy was resolved via asset sales in 2011.  Prior to CommPartners, Mr. Clark held various executive level positions in both start-up and advertising companies.  Mr. Clark has a BA in Mass Communications from Texas Tech University.  Mr. Clark has been a director of Amerityre since December 2015.

We believe that Mr. Clark’s qualification to serve on the Board of Directors include his marketing and advertising experience which will assist the Company with marketing strategy initiatives

David Hollister has 25 years of experience working with companies in a variety of marketing and product development roles. Since 2011 he has been the principal at Hollister Interactive Group, LLC, which provides digital consulting services to companies across a range of industries such as Consumer Goods, Finance, Education, Fitness, Commercial Real Estate, and Hospitality. David works closely with clients to offer business strategy, ecommerce strategy, website design, and marketing strategy services. From 2008 to 2011 David was Vice President, Global Ecommerce for Perfect Fitness, a manufacturer of home exercise equipment, where he developed and implemented the company’s product strategy and ecommerce organization. Prior to Perfect Fitness, David held a variety of executive positions with companies such as Gap, Inc.’s Old Navy division, and Intuit. David has a B.S. in Aerospace Engineering from San Diego State University, and an M.B.A. from American University in Washington D.C.  Mr. Hollister has been a director of Amerityre since December 2015.

We believe that Mr. Hollister’s qualification to serve on the Board of Directors include his marketing and ecommerce experience. He will provide valuable insights as we continue to implement our e-commerce initiatives through our website.

The Board’s Role in Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Certain other important categories of risk are assigned to the committees below (which are comprised mostly of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

- The Audit Committee oversees risks related to financial controls, capital structure of the enterprise (including borrowing, liquidity, allocation of capital, major capital transactions and expenditures), legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function.

- The Compensation Committee oversees the Company’s compensation programs to ensure they do not incentivize excessive risk-taking.

During fiscal year ended June 30, 2017 the full Board received reports from management on the most important strategic issues and risks facing the Company, as well as, reports regarding enterprise risk assessments and risk management practices.

The Board believes that its leadership structure supports the risk oversight function.  Additionally, as indicated above, certain important categories of risk are assigned to committees, consisting of mostly independent directors that receive, review and evaluate management reports on risk, thereby preserving the benefit of independent risk oversight along with full Board responsibility and review.

Communications with the Board of Directors

Stockholders can communicate directly with any of the Company’s directors, including its non-management directors, by sending a written communication to a director c/o Amerityre Corporation, 1501 Industrial Road, Boulder City, Nevada 89005. In addition, any party who has concerns about the accounting, internal controls or auditing matters, or potential violations of our Code of Conduct may send communications per the instructions on the Company’s web site. Such communications may be confidential or anonymous.

Audit Committee

Our Audit Committee includes Terry Gilland, Chairman, George Stoddard, and David Hollister. All are deemed to be independent as that term is defined by the Securities and Exchange Commission (SEC).  Our Board of Directors has determined that Mr. Gilland is an "audit committee financial expert" as defined under SEC regulations.  The tasks and responsibilities of the Audit Committee include (i) the review and discussion of the audited financial statements with management, (ii) discussing with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 114, as may be modified or supplemented, (iii) receiving from auditors disclosure regarding the auditors' Independence Standards Board Standard No. 1, as may be modified or supplemented, and (iv) approving the engagement of the auditors.  The Audit Committee charter is posted on our web site at www.amerityre.com. The Audit Committee met four times during the fiscal year ended June 30, 2017.

Compensation Committee

Our Compensation Committee includes Terry Gilland, George Stoddard, David Clark and David Hollister. All are deemed to be independent as that term is defined by the Securities and Exchange Commission (SEC). The Compensation Committee is convened as necessary but at least once annually to review executive compensation and make recommendations regarding compensation to the full Board of Directors.  The Compensation Committee was convened one time during the fiscal year ended June 30, 2017. The Compensation Committee charter is posted on our web site at www.amerityre.com.

Nominating Committee

Our Nominating Committee included Michael F. Sullivan and David Clark.  Mr. Sullivan is not deemed independent as that term is defined by the SEC, because he is the CEO of the Company.  The Nominating Committee is convened as necessary to consider and recommend potential nominees for directorships to the full Board of Directors.  The Nominating Committee was convened one time during the fiscal year ended June 30, 2017.  The Nominating Committee charter is posted on our web site at www.amerityre.com.  Pursuant to the charter, the Nominating Committee will consider candidates for directorships proposed by any stockholder although there is no formal procedure for making such proposals.

Meetings of our Board of Directors

Our Board of Directors held twelve (12) meetings during the fiscal year ended June 30, 2017, all of which were conducted in person or by telephone conferencing.  No director attended less than 75 percent of all board and applicable committee meetings during the year. Directors and nominees for director are expected to attend the Company’s Annual Meeting of Stockholders.

Directors’ Compensation

On July 6, 2011, the Board of Directors cancelled the “2004 Non-Employee Directors’ Stock Incentive Plan” and approved the "Directors’ 2011 Stock Option and Award Plan”.  On August 10, 2015, the Board of Directors cancelled the “Directors’ 2011 Stock Option and Award Plan” as all options under this plan had been granted and adopted the “2015 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.  The 2015 Omnibus Stock Option and Award Plan did not obtain the necessary shareholder approval in the Company’s annual proxy process, resulting in certain U.S. Internal Revenue Service provisions to be ineffective.

On April 25, 2017, the Board of Directors cancelled the “2015 Omnibus Stock Option and Award Plan” as all options and stock awards under this plan had been granted and adopted the “2017 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.

On January 31, 2017, 225,000 shares were granted to the Company’s Board of Director’s as Board compensation for the term ending November 2017.  Each non-executive Board member receives 50,000 shares, with the Audit Committee Chair receiving 75,000 shares.  The shares vest ratably January – December 2017, valued at a fixed rate of $0.0155, the closing stock price on January 31, 2017.

There was no cash granted to any Board member for their service as a Board member for the fiscal year ending June 30, 2017.

It is anticipated that Board member compensation will be provided for fiscal year 2018 Board members. The actual amount of compensation will be determined at the January 2018 Board meeting.

Vote Required

The affirmative vote of a plurality of the votes cast, in person or by proxy, at the Annual Meeting will be required for the election of Directors.  The Board of Directors recommends a vote “FOR” all the nominees.  It is intended that in the absence of contrary specifications, proxies will be voted for the election of the nominees named above.  However, under SEC regulations, broker non-votes will not be counted in the election of Directors. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will be unavailable.

PROPOSAL NO. 2
RATIFY THE SELECTION OF HAYNIE & COMPANY PC AS
THE COMPANY’S INDEPENDENT AUDITOR

The Board of Directors has selected Haynie & Company PC as the Company’s independent auditor for the fiscal year ending June 30, 2018.  To the knowledge of the Company, at no time has Haynie & Company PC had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.  It is anticipated that a representative of Haynie & Company PC will be available by telephone during the Annual Meeting to respond to appropriate questions if any arise.

(1)   Audit Fees.  The aggregate fees billed us for each of the last two fiscal years for professional services rendered by our auditors, Haynie & Company, for (i) services related to the audit of our financial statements for the year ended June 30, 2017 included in this annual report and (ii) quarterly reviews performed for the year ended June 30, 2017 totaled approximately $57,140.
(2)   Audit-Related Fees.  None.
(3)   Tax Fees. $2,788 and $5,100 ($1,100 to Haynie & Co; $4,000 to HJ & Associates).
(4)   All Other Fees. None.

The Audit Committee approved all of the above services prior to the commencement of work.

Vote Required

Ratification of the Company’s independent auditor requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.  The Board of Directors recommends a vote “FOR” the ratification of the selection of Haynie & Company PC as the Company’s independent auditor for the fiscal year ending June 30, 2018. It is intended that in the absence of contrary specifications, proxies will be voted for the selection of Haynie & Company PC.

PROPOSAL NO. 3
APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED
FROM 75,000,000 SHARES TO 100,000,000 SHARES

At our 2014 Annual Stockholder’s Meeting, and as reiterated at each Annual Stockholder’s meeting thereafter, we presented a plan focusing on “Profitability as a Mindset”.  . The result of our emphasis on proper product pricing and new marketing campaigns resulted in our first ever, full year, reporting of Net Income for the Company.  However, due to limited available resources the Company has not made major investments to strengthen its market presence or to upgrade production equipment or facilities to support the production of its evolving product portfolio.

The Company currently is authorized to issue up to 75,000,000 shares of its $0.001 par value common stock. As of the September 30, 2017, there are 43,312,107 shares of common stock issued and outstanding and approximately 71,119,000 common stock equivalents consisting of outstanding common stock, stock option plans, conversion features of the Company’s Preferred Stock and vesting stock awards.

The Board of Directors believes that it might be necessary to raise additional funds through equity capital to take advantage of potential market opportunities and grow revenues to a level at which the Company is consistently profitable and further self-sustaining.  As shares of Amerityre are currently trading at approximately $0.03 per share, an issuance of 20,000,000 to 30,000,000 common shares would result in an equity raise between $600,000 and $900,000.  However, currently there are only approximately 3,881,000 shares available for issuance.

 Our common shareholders approved an identical measure last year but our Preferred Shareholder did not, so the proposal was not implemented. We are asking our common shareholders to re-approve the proposal. Concurrent with this year’s shareholder proposal, the Company is working again with its Preferred Shareholder to obtain the necessary written approval also required per the Preferred Share Agreement for the share increase.  Should the shareholders approve the increase but the Preferred Shareholder not approve the increase, the Company will not increase the authorized shares of the Company until such time as the Preferred Shareholder approval can be attained.

Immediate funding would enable the Company to increase working capital and enhance manufacturing capabilities. Specifically, we expect that additional capital would be used for the following:

·	Upgrade manufacturing equipment to support new manufacturing technologies
·	Hire additional sales representatives;
·	Continue improvements in the Company’s e-commerce and marketing platforms; and,
·	Working capital.

It is the Board’s determination that there is insufficient authorized common stock remaining to raise the necessary capital for the above initiatives.   The Board of Directors unanimously recommends increasing the authorized shares of common stock from 75,000,000 shares to 100,000,000 shares.  This action is being recommended to provide the Company with additional equity to invest in initiatives to support revenue growth to make Amerityre consistently profitable and self-sustaining.

Reasons to Approve the Increase in Authorized Shares

At the end of 2016, we were able to obtain term bank debt financing to finance critical manufacturing equipment and operating enhancements which will be placed in service in early fiscal year 2017.  Management continues to evaluate financing options but is choosing to delay financing at terms that will subject the Company to high costs of debt. Management is also reluctant to raise money through stock sales at what we believe are highly dilutive share prices.  Additionally, management has notified our preferred shareholder that we have suspended future payments of their preferred cash dividend payments to allow the Company to increase its working capital levels.  A discussion of these efforts can be found in the Management’s Discussion and Analysis of the Company’s June 30, 2017 Form 10-K, filed with the Securities and Exchange Commission on September 18, 2017. Even with these efforts, the Company has not had the ability to invest to support revenue growth at a level that would make the Company consistently profitable and self-sustaining. Therefore, the Board believes it is not only prudent, but crucial, to have additional equity capital available for use by the Company.

At September 13, 2017, our total cash balance was $229,300, none of which is restricted; accounts receivables was $274,831; and inventory, net of reserves for slow moving or obsolete inventory, and other current assets was $600,267. Our total indebtedness was $394,638 and includes $150,632 in accounts payable, $97,214 in accrued expenses, $16,619 in current portion of long-term debt, $7,222 in capital lease liability and $122,951 in long-term debt.

We have been working to improve our liquidity and access to capital resources. In order to fully execute the strategic business plan, we required more capital resources. However, management decided that an equity financing at the current market conditions would be too dilutive and not in the best interests of shareholders. We will continue to investigate potential opportunities to secure short-term loans, long-term bank financing, revolving lines of credit with banking institutions and equity based transactions with interested financial firms and strategic industry partners in our effort to improve the Company’s financial position and enhance shareholder value.

The Company currently does not have an existing revolving credit facility but we were able to obtain term bank debt financing at the end of 2016 to finance critical manufacturing equipment and operating enhancements, the majority of which was placed in service in fiscal year 2017. We continue to work with our vendors to obtain extended credit terms and increase credit lines where needed. Additionally, we continue to focus on adherence to established collection policies and proactive communication with repeat customers, including adjusting credit limits to allow for increased sales volume where warranted.

We are intent on focusing on the sale and distribution of profitable product lines. Management continues to look for further financing facilities at affordable terms that will allow the Company to maintain sufficient raw material and finished goods inventory to capitalize on sales growth opportunities. We are limiting our capital expenditures to that required to maintain current manufacturing capability or support key business initiatives identified in our strategic sales plan.  We continue to work to reduce our overall costs wherever possible.

The issuance of the additional shares will cause some dilution to current shareholders, but we anticipate that the opportunity to increase Company revenue and profitability would generate additional shareholder value that would more than offset the effects of any dilution.

Effects of the Increase in Authorized Shares

The Company currently is authorized to issue up to 75,000,000 shares of its $0.001 par value common stock. As of the September 30, 2017, there are 43,312,107 shares of common stock issued and outstanding and approximately 71,119,000 common stock equivalents consisting of outstanding comment stock, stock option plans, conversion features of the Company’s Preferred Stock and vesting stock awards.  Following approval of the requested increase in common shares, we will have approximately 28,881,000 shares authorized and available for issuance.

Currently we do not have any arrangements or understandings for the remaining portion of the authorized but unissued shares, although management has had preliminary discussions with financial institutions about obtaining additional capital via equity financing to grow revenues to a level at which the Company is solidly profitable and self-sustaining.  It is the opinion of Amerityre management that the approximately 3,881,000 currently authorized but unissued shares are insufficient, given the current price of AMTY common shares.

If approved, the additional authorized but unissued and unreserved shares of our common stock could be issued by the board without further shareholder approval. It is our present intention to issue additional shares (1) fund revenue growth initiatives and (2) enhance our manufacturing capabilities as identified above.

Exchange Act Matters

Our common stock is registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. Any increase in authorized capital, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements. Our common stock is currently quoted, and following any increase will continue to be quoted, on the OTCQB Marketplace. We do not expect that our common stock will be traded under a new symbol, nor do we expect that the CUSIP number for our common stock will change. Any increase in authorized common stock will be reflected on new certificates issued by the Company and in electronic entry systems but will not otherwise affect outstanding shares.

Accounting Matters

The increase in authorized shares will not affect total shareholders’ equity on our balance sheet.

Tax Consequences

To our best knowledge, any increase in our authorized shares will have no tax consequences for our shareholders.

Effect of Not Obtaining the Required Vote for Approval

If the increase in authorized shares is not approved, our ability to continue operations and pursue business opportunities might be severely limited. We might be unable to meet our obligations, or raise additional funds to meet future obligations. Our ability to raise additional funds will be severely constrained, and, without funding, we may not have sufficient remaining equity to retain officers, directors and employees, or engage necessary consultants.

Procedure for Effecting the Increase in Authorized Shares

The increase will become effective as of the date of filing the amendment to the Articles of Incorporation with the State of Nevada, with such date being referred to as the “effective time.” The form of the Certificate of Amendment to our Articles of Incorporation is included below:

FORM OF PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Amerityre Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article III:   The Corporation shall have the authority to issue a total of 105,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to a “Preferred Stock”) and 100,000,000 shares of common stock, par value $0.001 per share (hereinafter referred to as “Common Stock”).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: _______________ (_____%)

4. Effective date of filing: (optional)

5. Signature: (required)

/s/_________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

NO NEW CERTIFICATES WILL BE ISSUED TO ANY SHAREHOLDER AS A RESULT OF THE INCREASE AND SHAREHOLDERS SHOULD NOT SUBMIT EXISTING CERTIFICATES FOR RE-ISSUANCE.

Vote Required

Approval of the increase in authorized shares of the Company’s common stock  requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.  The Board of Directors recommends a vote “FOR” the increase from 75,000,000 authorized shares of common stock to 100,000,000 authorized shares of common stock. It is intended that in the absence of contrary specifications, proxies will be voted for the increase. Broker non-votes and abstentions will not be counted in the vote for the increase.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to the compensation of the named executive officers listed in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement for fiscal year 2017 and as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. This vote is commonly known as a “Say-on-Pay” advisory vote.

We believe that our compensation programs and policies for the fiscal year ended June 30, 2017 were  effective  in aligning  the Company’s developmental goals with shareholder interests,  and remain worthy of continued stockholder support. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to the named executive officers by voting FOR the following non-binding resolution at the Annual Meeting of Stockholders:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers for fiscal year 2017 listed in the Summary Compensation Table in the ‘Executive Compensation’ section of the proxy statement and as disclosed pursuant to Item 402 of Regulation S-K.”

Vote Required

Approval of this proposal requires that votes cast in favor of the proposal exceed the votes cast against the proposal. Your vote is advisory and the result is not binding upon the Company. Although not binding, our Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address any concerns raised by the vote and when making future compensation decisions for the named executive officers. The Board recommends that the stockholders vote for the approval of the compensation of the named executive officers, as stated in the above non-binding resolutions.  It is intended that in the absence of contrary specifications, proxies will be voted for the approval of the compensation of the named executive officers.  Broker non-votes and abstentions will not be counted in the advisory vote for the approval of the compensation of the named executive officers.

PROPOSAL NO. 5
 ADVISORY VOTE ON THE FREQUENCY OF VOTING ON THE
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In addition to the Say-on-Pay advisory vote, we are seeking an advisory, non-binding vote regarding the frequency of future advisory Say-on-Pay votes in accordance with the SEC’s proxy rules, known as a “Say-on-Pay Frequency” advisory vote.

Stockholders will be able to vote that we hold this Say-on-Pay advisory vote every year, two years, or three years, or stockholders may abstain from voting on this proposal.

After due consideration, the Board has decided to recommend that this Say-on-Pay advisory vote on executive compensation occur every three years. While there are valid arguments for annual and biennial votes, we believe that a vote once every three years is the best approach for the Company and its stockholders for a number of reasons, including that a triennial vote will allow our stockholders to better evaluate our executive compensation program in relation to our short- and long-term company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

The Board’s decision was based further on the premise that this recommendation could be modified in future years if it becomes apparent that a vote once every three years is not meaningful or a more frequent vote is recommended by best corporate governance practices.

Vote Required

The frequency (one year, two years or three years) that receives the highest number of votes cast by the stockholders will be deemed the frequency for the advisory Say-on-Pay vote preferred by the stockholders. Your vote is advisory and the results are not binding upon the Company. Although not binding, the Board values the opinions of our stockholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation. The Board recommends that stockholders vote for the option of “THREE YEARS” as the preference for the frequency of holding future advisory votes on the compensation of our named executive officers.  It is intended that in the absence of contrary specifications, proxies will be voted for the approval of three years for the frequency of advisory votes on the compensation of the Company’s named executive officers.  Broker non-votes and abstentions will not be counted in the advisory vote on the frequency of approval of the compensation of the named executive officers.

EXECUTIVE OFFICERS

The following sets forth certain information regarding our officers as of September 30, 2017 and for the fiscal year ended June 30, 2017:

Name of Officer	Age	Position	Officer Since
Michael F. Sullivan (1)	52	Chief Executive Officer	April 2015
Lynda R. Keeton-Cardno	45	Chief Finance Officer	January 2015

(1) Michael F. Sullivan was first appointed Chief Operating Officer December 1, 2014; then appointed Chief Executive Officer April 1, 2015; and appointed Chairman of the Board December 3, 2015.

Michael F. Sullivan was appointed CEO of Amerityre in April 2015. He joined Amerityre in May 2014 as a consultant and was appointed COO in December 2014. He has over 30 years of experience in Operations management and Engineering management in a variety of manufacturing industries. His career started at Johnson Matthey in 1987, where during his 10 year tenure he completed a 5 year expatriate assignment in Belgium designing, constructing and managing Europe’s largest autocatalyst facility.  Between 1996 and 2007, he served as Director of Manufacturing for General Chemical’s Electronic Materials facility, as Director of Operations for Life Measurement Inc., a medical device manufacturer, as Director of Operations for Pinole Point Steel, a division of Material Sciences Corporation, and as Chief Operating Officer at Professional Finishing, Inc., a privately held coating company.  He served as a consultant with Versa Engineering and Technology, a privately held engineering consultant firm from January 2008 to December 2014  Mr. Sullivan has extensive quality management experience and is an IRCA certified auditor.

Mr. Michael Sullivan holds a BSE in Chemical Engineering from the University of Pennsylvania and an MBA in Finance and Marketing from the Haas School of Business at UC Berkeley.

Lynda R. Keeton-Cardno was appointed as the Company’s Principal Financial and Accounting Officer, and Secretary/Treasurer.  Since, 2004 Ms. Keeton-Cardno has been the CEO/Managing Member of Lynda R. Keeton CPA, LLC, dba Keeton CPA, an accounting firm based in Henderson, Nevada which provides accounting, audit and consulting services to public and private companies.  Between January 1996 and April 2002 Ms. Keeton-Cardno worked for Arthur Andersen, LLP in Phoenix, Arizona and Las Vegas, Nevada in the audit and advisory and technology risk consulting divisions. Ms. Keeton-Cardno is a licensed certified public accountant and received her accounting degree from Arizona State University’s School of Business and Honor’s College.  In her various roles she has extensive background and experience in managing high performing accounting departments, filings with the Securities and Exchange Commission and work needed for review by the Public Companies Accounting Oversite Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the duties, responsibilities and role of our Compensation Committee as well as the material elements of compensation for the our executive officers identified in the Summary Compensation Table set forth below (the “Named Executive Officers”).  Over the past year, the Compensation Committee has reviewed our compensation practices and the components of executive compensation.  The information below provides the description of compensation policies applicable to executive officers and other highly compensated individuals under employment and/or consulting arrangements.

Objectives of Our Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to: maintain a compensation program that will fairly compensate our executives and employees; attract and retain qualified executives and employees, who are able to contribute to our long-term success; encourage performance consistent with clearly defined corporate goals; and align our executives’ long-term interests with those of our stockholders. To that end, our compensation practices are intended to:

1.	Tie total compensation to the Company’s performance and individual performance in achieving financial and non-financial objectives;
2.	Align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

Role of the Compensation Committee

The Compensation Committee determines the compensation of our Chief Executive Officer and, in consultation with the Chief Executive Officer, our other executive officers. In addition, the Compensation Committee is responsible for adopting, reviewing and administering our compensation policies and programs, including the cash bonus incentive plan and equity incentive plans, which are discussed in more detail below. Our Compensation Committee adheres to a compensation philosophy that (i) seeks to attract and retain qualified executives who will add to the long-term success of the Company, (ii) promotes the achievement of operational and strategic objectives, and (iii) compensates executives commensurate with each executive’s level of performance, level of responsibility and overall contribution to the success of the Company.

In determining the compensation of our Chief Executive Officer and our other executive officers, the Compensation Committee considers the financial condition and operational performance of the Company during the prior year. In determining the compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer and comparable market rates.

 The Compensation Committee reviews the compensation practices of other companies, based in part on market survey data and other statistical data relating to executive compensation obtained through industry publications and other sources. The Compensation Committee does not seek to benchmark the Company’s compensation program directly with other publicly traded companies or other companies with which we may compete for potential executives, since some of these competitors are privately held companies for which executive compensation information is not available.

Components of Executive Compensation for Fiscal 2017 and Fiscal 2016

The elements of the Company’s current compensation program are base salary and long-term equity incentives. Our compensation program is designed to provide our executives with incentives to achieve our short-term and long-term performance goals and to pay competitive base salaries. Each Named Executive Officer’s current and prior compensation is considered in setting future compensation.

Each of the elements of our executive compensation program is discussed in the following paragraphs.

Base Salaries

Base salaries are based on a number of factors, including the executive’s experience level and scope of responsibility, performance level, estimate of future potential and overall contribution. The value of base salary also reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our Named Executive Officers and other highly compensated individuals are reviewed on an annual basis and adjustments made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas in setting base salaries.

Long Term Equity Incentives

Long term incentive awards are a key element of the Company’s total compensation package for individuals in significant positions of responsibility. Such awards may be made under the 2017 Omnibus Stock Option and Award Plan (the “2017 Plan”) to senior management and select employees who are key to the Company’s achievement of its long-term goals. The purpose of the 2017 Plan is to promote the long term growth and profitability of Amerityre by (i) providing certain officers and employees with incentives to maximize stockholder value, and (ii) enabling Amerityre to attract, retain and reward the best available persons for positions of responsibility. The 2015 Plan provides for a variety of long-term awards including incentive or non-qualified stock options, restricted stock, and performance awards.

The Plan is administered by the Board unless and until the Board delegates administration to the Committee as defined by the 2017 Plan. Awards granted under the 2017 Plan may be incentive stock options, or ISOs, as defined in the Internal Revenue Code of 1986, as amended, or the Code, or stock bonus awards which are awarded to our employees, including officers, who, in the opinion of the Board of Directors or the Compensation Committee, have contributed, or are expected to contribute, materially to our success.

All of our employees and officers are eligible to participate under the 2017 Plan.  A maximum of 3,000,000 shares are available for grant under the 2017 Plan. Under the 2017 Plan, the Board and the Compensation Committee have broad authority to award equity-based compensation arrangements to any eligible employee, director, consultant, or advisor of Amerityre.

Perquisites and Other Benefits

The Company does not provide significant perquisites or personal benefits to executive officers different from those of non-executive employees.

Employment Agreements

On March 23, 2017, Michael F. Sullivan, the Company’s Chief Executive Officer finalized the negotiation of the replacement and extension of his employment contract.

While all material compensation terms were finalized February 23, 2017 other items within the agreement, attached as Exhibit 10.1, were finalized as of March 23, 2017. The Agreement replaces the current employment agreement and extends his term of employment to December 31, 2018.

•	Mr. Sullivan’s compensation package is a summarized below. See the full agreement as filed as Exhibit 10.1 for Form 8-k, which was filed on March 27, 2017.

•	Compensation.

(a)          Annual salary of $150,000 per year

(b)          Stock award of 2.4 million shares of the Company’s common stock vesting ratably over twenty-three months (February 2017 – December 2018);

 (c)          Bonus compensation up to five (5)% of annual salary under Section 5(a) based on certain financial performance objectives:

Health and medical insurance as available for full-time employees, and participation in any retirement, pension, profit-sharing, stock option, or other plan as in effect from time to time on the same basis as other employees.

(e)  Stock options as previously awarded and detailed on Mr. Sullivan’s Form 4 filed on March 22, 2017 were not amended or adjust.  Options for 480,000 shares of the Company’s common stock at an exercise price of $.10 per share to be awarded on January 1, 2018. These Options will expire on December 31, 2021 and will vest on a monthly basis throughout calendar year 2018 (40,000 shares per month).

Lynda R. Keeton-Cardno, who devotes approximately 25% of her time to the Company, receives an annual salary of $28,986.10, renegotiable yearly.  In January 2016 and January 2017, Ms. Keeton-Cardno’s employment agreement was extended for 1 year at the same annual salary.  With the January 2016 extension, another 50,000 stock options were granted, with a strike price of $0.10 that vest ratably from January 2016 through December 2016. With the January 2017 extension, 60,000 stock aware was granted, valued at $0.04 per share, vesting ratably January 2017 through December 2017.  In addition to the option renewal $575 a month in health insurance reimbursement was included in the renewal.  All other terms remain the same.

In July 2015 the Board of Directors granted the following non-reoccurring stock bonus awards to Mr. Sullivan and Ms. Keeton-Cardno:

To the officers of Amerityre, 600,000 shares were granted on July 20, 2015 (valued at $0.03) with 75% of the grant allocated to the CEO and 25% of the grant allocated to the CFO.  The shares of stock vest ratably each quarter end during fiscal year 2016 and are payable immediately after the vesting date.

Employee Benefits

The Company offers employee health insurance benefits coverage to provide our workforce with a reasonable level of financial support in the event of illness or injury. Health insurance benefits are available to all full time employees, including executive officers of the Company. The executive officers of the Company, including the Named Executive Officers, are eligible on the same basis as all other employees. Due to the changes in health and dental costs in association with federal laws, the cost of employee benefits is contributory where the Company contributes a maximum of $575 toward each eligible employee’s benefits and any remaining amount is borne by the employee.

Accounting Matters

The Company has adopted the provisions of Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), formerly SFAS 123(R), which requires the fair value of options to be recorded as compensation cost in the financial statements. The adoption of ASC 718 has resulted in $27,807 and $68,805 in stock based compensation costs recognized in fiscal 2017 and 2016, respectively.

Stock Option and Stock Bonus Awards

General Option Information

On August 10, 2015, the Board of Directors cancelled the “Directors’ 2011 Stock Option and Award Plan” as all options under this plan had been granted and adopted the “2015 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.  The 2015 Omnibus Stock Option and Award Plan did not obtain the necessary shareholder approval in the Company’s annual proxy process, resulting in certain U.S. Internal Revenue Service provisions to be ineffective.

On April 25, 2017, the Board of Directors cancelled the “2015 Omnibus Stock Option and Award Plan” as all options and stock awards under this plan had been granted and adopted the “2017 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.

Prior Issuances of options

In the October 2015 Board meeting, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the fiscal year ended June 30, 2015.  The options have a strike price of $0.10, vest at the end of the Board term on December 3, 2015 and expire December 3, 2017.

On December 1, 2015, 480,000 options were granted to the Company’s Chief Executive Officer (then our Chief Operating Officer) as part of his employment offer.  The options have a strike price of $0.10, vest December 1, 2016 and expire December 1, 2020.

On January 19, 2016, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the Board term ending December 2016.  The options have a strike price of $0.10, vest at the end of the Board term in December 2016 and expire December 2019.

On January 19, 2016, 50,000 options were granted to the Company’s Chief Financial Officer as part of renewal of her employment agreement.  The options have a strike price of $0.10, vest ratably January 21, 2016 to December 1, 2016 and expire December 1, 2019.  In addition to the option renewal $550 a month in health insurance reimbursement was included in the renewal.  All other terms remain the same.

Expense related to the above options was $47,731 as of June 30, 2016.

Option issuances and vesting during the period ending June 30, 2017

On December 1, 2016, 480,000 options were granted to the Company’s Chief Executive Officer as part of his employment offer.  The options have a strike price of $0.10, vest December 1, 2017 and expire December 1, 2020.  Year to date expense related to these options is $1,021 as of June 30, 2017.

Expense related to the above options is $16,097 as of June 30, 2017.

As of June 30, 2017, there was $729 of unrecognized stock-based compensation expense related to stock options that will be recognized over the vest period (December 2017) of the underlying option.

Stock Ownership Requirements

The Board of Directors has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board of Directors nor the Compensation Committee has established stock ownership guidelines for members of the Board of Directors or the executive officers of the Company.

Compensation Committee Report On Executive Compensation

The Compensation Committee, comprised of independent and non-independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement on Schedule 14A relating to the upcoming annual meeting and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

/s/Terry Gilland	/s/George Stoddard
Terry Gilland	George Stoddard

/s/David Clark	/s/David Hollister
David Clark	David Hollister

The following Summary Compensation Table sets forth the aggregate compensation paid or accrued by the Company to the executive officers, (the “Named Executive Officers”) as of June 30, 2017 and 2016.

Summary Compensation Table

Officers Name & Principal Position	Year	Salary (In $) (1)	Bonus (In $)	Stock (In $)	Option Awards (In $) (2)	Non-Equity Incentive Plan Compensation (In $)	Nonqualified Deferred Compensation Earnings (In $)	All Other Compensation (In $)	Total (In $)
M. Sullivan	2017	150,000	41,718	20,515	6,318	-	-	-	218,551
CEO (3)	2016	161,538	45,000	13,500	12,714	-	-	-	232,752

L. Keeton-Cardno	2017	28,454	10,000	3,450	978	-	-	-	42,882
CFO	2016	31,216	5,000	4,500	1,956	-	-	-	42,672

(1)  Actual cash amount paid based on bi-weekly payroll for the period July 1, 2016 through June 30, 2017 and July 1, 2015 through June 30, 2016, respectively.
(2)  Based on the aggregate grant date fair value computed in accordance with ASC 718.
(3)  Michael F. Sullivan was first appointed Chief Operating Officer December 1, 2014; then appointed Chief Executive Officer April 1, 2015.

Grants of Plan Based Awards

On December 1, 2015, 480,000 options were granted to the Company’s Chief Executive Officer (“CEO”) (then our Chief Operating Officer) as part of his employment offer.  The options have a strike price of $0.10, vest December 1, 2016 and expire December 1, 2020.

To the officers of Amerityre, 600,000 shares were granted on July 20, 2015 (valued at $0.03) with 75% of the grant allocated to the CEO and 25% of the grant allocated to the Chief Financial Officer (“CFO”).  The shares of stock vest ratably each quarter end during fiscal year 2016 and are payable immediately after the vesting date.  For the year ended June 30, 2016 the Company recognized $18,000 of compensation expense for these grants; $4,500 of which was a stock payable.  The final 150,000 shares under this stock award were issued in July 2016.

On January 19, 2016, 50,000 options were granted to the Company’s CFO as part of renewal of her employment agreement.  The options have a strike price of $0.10, vest ratably January 21, 2016 to December 1, 2016 and expire December 1, 2019.  In addition to the option renewal $550 a month in health insurance reimbursement was included in the renewal.  All other terms remain the same.

On January 21, 2017, 60,000 shares were granted to the Company’s CFO as part of her employment renewal.  The shares are valued as of January 20, 2017 ($0.04) and vest ratably through December 2017.  As of June 30, 2017, 30,000 of these shares have been earned and issued.

On March 23, 2017, the Company’s CEO, finalized the negotiation of the replacement and extension of his employment contract.  While all material compensation terms were finalized February 23, 2017 other items within the agreement, filed via Form 8-k on March 27, 2017, were finalized as of March 23, 2017. The Agreement replaces the current employment agreement and extends his term of employment to December 31, 2018.  Inclusive in this new agreement is a stock award of 2.4 million shares of the Company’s common stock vesting ratably over twenty-three months (February 2017 – December 2018),  valued at a fixed rate of $0.0168, the closing stock price on February 22, 2017.  As of June 30, 2017, 521,739 of these shares have been earned and issued.

On February 23, 2017 the Board of Director’s approved a partial payment of Mr. Sullivan’s 2016 bonus in stock.  This partial payment of $5,000 resulted in the issuance of 322,581 shares of stock.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards of the Named Executive Officers as of June 30, 2017.

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
M. Sullivan	-	480,000	-	0.10	12/1/20	1,878,260	56,348	-	-
	480,000	-	-	0.10	12/1/20	-	-	-	-

L. Keeton-Cardno	-	-	-	-	-	25,000	750	-	-
	50,000	-	-	0.10	12/1/19	-	-	-	-

Option Exercises and Stock Vested
 Pension Benefits and Nonqualified Deferred Compensation

The Company does not provide pension benefits or provide any other qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

DIRECTOR COMPENSATION

The following table sets forth the aggregate compensation paid or accrued by the Company to the Directors for the fiscal year ended June 30, 2017.

Name	Fees Earned or Paid in Cash (In $)	Stock Awards (In $)	Option Awards (In $)	Non-Equity Incentive Plan Compensation (In $)	Non- Qualified Deferred Compensation Earnings (In $)	All Other Compensation (In $)	Total (In $)
T. Gilland	-	581	-	-	-	-	581
G. Stoddard	-	388	-	-	-	-	388
D. Clark	-	388	-	-	-	-	388
D. Hollister	-	388	-	-	-	-	388
M. Sullivan	-	388	-	-	-	-	388

 Non-Employee Directors' Stock Incentive Plan

On August 10, 2015, the Board of Directors cancelled the “Directors’ 2011 Stock Option and Award Plan” as all options under this plan had been granted and adopted the “2015 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.  The 2015 Omnibus Stock Option and Award Plan did not obtain the necessary shareholder approval in the Company’s annual proxy process, resulting in certain U.S. Internal Revenue Service provisions to be ineffective.

In the October 2015 Board meeting, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the fiscal year ended June 30, 2015.  The options have a strike price of $0.10, vest at the end of the Board term on December 3, 2015 and expire December 3, 2017.

On January 19, 2016, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the Board term ending December 2016.  The options have a strike price of $0.10, vest at the end of the Board term in December 2016 and expire December 2019.

As of January 31, 2017, 225,000 shares were granted to the Company’s Board of Director’s as Board compensation for the term ending November 2017.  Each non-executive Board member receives 50,000 shares, with the Audit Committee Chair receiving 75,000 shares.  The shares vest ratably January – December 2017, valued at a fixed rate of $0.0155, the closing stock price on January 31, 2017.  As of June 30, 2017, 112,500 of these shares have been earned and issued.

On April 25, 2017, the Board of Directors cancelled the “2015 Omnibus Stock Option and Award Plan” as all options and stock awards under this plan had been granted and adopted the “2017 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in our corporate structure affecting common stock, or a sale by us of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, our Board of Directors will make appropriate adjustment in the number and kind of shares authorized by the 2017 Plan, and any adjustments to outstanding awards as it deems appropriate.  However, no fractional shares of common stock will be issued pursuant to any such adjustment, and the fair market value of any fractional shares resulting from adjustments will be paid in cash to the awardee.

All options and restricted stock granted to an awardee shall automatically terminate and be null and void as of the date an eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

During fiscal years 2017 and 2016, Michael F. Sullivan acted as both CEO and Chairman of the Board of Directors.  No other Board member received compensation outside of the Board of Director options disclosed in the compensation tables above.

As of this filing, Mr. Sullivan is not deemed independent as that term is defined by the Securities and Exchange Commission, because of his involvement as officers or employees of the Company.

Director’s Terry Gilland, George Stoddard, David Clark and David Hollister, are deemed to be independent under the definition of independence per NASDAQ Rule 5605(a)(2), which standard for independence has been adopted by the Company.  In addition, these directors meets the additional requirements for audit committee members under NASDAQ Rule 5605(c), including meeting the criteria for independence set forth in Rule 10A-3(b)(1) under the Act (subject to the exemptions provided in Rule 10A-3(c) under the Act), not having participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and being able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. See compensation tables above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Common stock

The following tables set forth as of September 30, 2017, the name and address and the number of shares of our Common Stock held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5 percent of our issued and outstanding common stock, and the name and shareholdings of each director and of all officers and directors as a group. The information on share numbers and percentage ownership listed assumes: a) the exercise of options by the beneficial owner (all included options are currently exercisable); and b) a corresponding increase in the number of shares issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC.  In determining the number of shares beneficially owned by a person, options or warrants to purchase common stock held by that person that are currently exercisable, or become exercisable within 60 days following, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.  We believe that all of the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

Security Ownership of Certain Beneficial Owners
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
None

Security Ownership of Management of the Company
Name and Position of Director/Officer	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Michael F. Sullivan, CEO and Chairman of the Board (4)	3,262,364	7.5%
Terry Gilland, Director (5)	375,000	0.9%
George Stoddard, Director (6)	150,000	0.3%
David Clark, Director (7)	150,000	0.3%
David Hollister, Director (8)	150,000	0.3%
Lynda R. Keeton-Cardno, CFO (9)	430,000	1.0%
Total beneficial ownership of all officers and directors as a group ( persons)	4,517,364	10.4%

(1) All shares owned directly are owned beneficially and of record and such stockholder has sole voting, investment, and dispositive power, unless otherwise noted. Also includes director shares earned but not issued as of this filing.
(2) Assumes exercise of options and/or warrants and corresponding increase in the number of shares issued and outstanding.
(3) As of September 30, 2017 there were 43,312,107 shares of common stock issued and outstanding.
(4) Mr. Sullivan’s beneficial ownership consists of 1,682,364 of common stock and 1,580,000 common stock options.
(5) Mr. Gilland’s beneficial ownership consists of 75,000 of common stock and 300,000 common stock options.
(6) Mr. Stoddard’s beneficial ownership consists of 50,000 of common stock and 100,000 common stock options.
(7) Mr. Clark’s beneficial ownership consists of 50,000 of common stock and 100,000 common stock options.
(8) Mr. Hollister’s beneficial ownership consists of 50,000 of common stock 100,000 common stock options.
(9) Ms. Keeton-Cardno’s beneficial ownership consists of 330,000 of common stock and 100,000 common stock options.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2017 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Performance Units A	Weighted-Average Exercise Price of Outstanding Options, Restricted Stock Units and Performance Units B	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans C
Equity compensation plans approved by security holders (1)	2,186,000	$0.14	-
Equity compensation plans not approved by security holders	2,094,000	$0.10	1,506,000
Total	4,280,000		1,506000

(1)	The Company maintained the 2005 Stock Option and Award Plan, which was previously approved by shareholders. This plan had a 10 year life and expired July 2015.

FINANCIAL AND OTHER INFORMATION

The Company’s most recent audited financial statements and other information are contained in the Company’s annual report on Form 10-K for the period ending June 30, 2017. Such reports once filed, are available to stockholders on the Company’s web site at http://www.amerityre.com, upon written request addressed to the Company at the Company’s executive offices or on the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the "Committee") assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of our internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, which is available on our website.

The members of the Committee are Terry Gilland, George Stoddard, and David Hollister. All meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The members of the Committee reviewed and discussed with our management and Haynie & Company PC the audited financial statements contained in our annual report on Form 10-K for the fiscal year ended June 30, 2017 and also discussed with Haynie & Company PC the matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees), as amended. The members of the Committee received from Haynie & Company PC the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based on their review of our audited financial statements, and on their discussion with our management and with Haynie & Company PC, the members of the Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2017.

AUDIT COMMITTEE

/s/ Terry Gilland	/s/ George Stoddard
Terry Gilland	George Stoddard
October 6, 2017	October 6, 2017

/s/ David Hollister
David Hollister
October 6, 2017

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  It is anticipated that the next annual meeting of stockholders will be held during November 2018.  Stockholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on June 30, 2018, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Stockholder proposals and director nominations for our 2018 Annual Meeting not intended for inclusion in the proxy materials for the meeting must be delivered to our principal executive offices no earlier than July 15, 2018 and no later than August 19, 2018 to be considered timely.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our Directors, executive officers and 10 percent stockholders, which we refer to as reporting persons, to file with the SEC initial reports of ownership and changes in ownership of our common stock.  Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, we believe that during our fiscal year ended June 30, 2016 all reporting persons filed all such reports and that one report was not filed timely.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all our directors, officers and employees.  A copy of the code of ethics will be provided free of charge upon written request to our Secretary at the address shown on the cover page of this proxy statement and is accessible, free of charge at our website, www.amerityre.com.  If we grant waivers from or make amendments to this code of ethics that are required to be disclosed pursuant to the Exchange Act or applicable listing requirements, we will make those disclosures on our website within four business days following the date of such waiver or amendment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request by mail to Amerityre Corporation, 1501 Industrial Road, Boulder City, Nevada 89005. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Amerityre stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.

OTHER MATTERS

Management does not know of any business other than referred to in the Notice which may be considered at the meeting.  If any other matters should properly come before the Annual Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

AMERITYRE CORPORATION
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Michael F. Sullivan
Michael F. Sullivan, Chief Executive Officer
Boulder City, Nevada
October 6, 2017

YOUR VOTE IS IMPORTANT.  PLEASE MAKE SURE TO VOTE YOUR SHARES BY PROMPTLY VOTING AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

 [PROXY CARD]
PROXY
AMERITYRE CORPORATION
Annual Meeting of Stockholders
November 30, 2017
(This Proxy is Being Solicited by the Board of Directors)

The undersigned hereby appoints Michael F. Sullivan, proxy, with full power of substitution, to vote the voting shares of Amerityre Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City Nevada 89005, on Thursday, November 30, 2017, or any adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxy will be voted “FOR” each proposal.  If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, sign below.  The “FOR” boxes may, but need not, be checked.  To vote against any of the recommendations, check the appropriate box(es) marked “AGAINST” below.  To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1. Elect each of the following nominees as directors to serve until the 2018 Annual Meeting of Stockholders.  To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

Michael F. Sullivan	Terry Gilland	George Stoddard	David Clark	David Hollister

FOR ☐	AGAINST ☐	FOR ALL EXCEPT ☐	WITHHOLD AUTHORITY ☐

2. Ratify the appointment of Haynie & Company PC as independent public accountants.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

3. Approval of the amendment to the articles of incorporation of the Amerityre Corporation to increase the number of common shares authorized from 75,000,000 to 100,000,000 shares.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

4. Advisory vote to approve the compensation of the named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5. Advisory vote on the frequency of voting on the compensation of the named executive officers.

ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.   WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.  IF THE SIGNER IS A COMPANY, PLEASE PROVIDE THE FULL NAME OF THE COMPANY AND A SIGNATURE FROM A DULY AUTHORIZED OFFICER, GIVING THE OFFICER’S FULL TITLE AS SUCH.  IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Name of Brokerage	Number of Shares
House [If Applicable]	Beneficially Held
_________________________________	_______________________________

Date:
__________________________________	_______________________________
Signature	Signature (if held jointly)